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                                                                    EXHIBIT 23.3


                        CONSENT OF DELOITTE & TOUCHE LLP


     We consent to the incorporation by reference in Registration Statement No. 333- 81051 of General Dynamics Corporation on Form S-3 of our report with respect to the consolidated financial statements of Gulfstream Aerospace Corporation as of December 31, 1998 and for the years ended December 31, 1998 and 1997, dated February 1, 1999 (March 1, 1999 as to Note 16), which report appears in General Dynamics Corporation's Annual Report on Form 10-K of General Dynamics Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                              /s/ DELOITTE & TOUCHE LLP
                                           -------------------------------------
                                                  Deloitte & Touche LLP

Atlanta, Georgia

September 12, 2000